DISCOVERY, INC. REPORTS THIRD-QUARTER 2021 RESULTS

New York, NY – November 3, 2021: Discovery, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the quarter ended September 30, 2021.

David Zaslav, President and Chief Executive Officer of Discovery said, "We made great strides in the quarter operationally, financially and creatively. The team drove solid momentum in our direct-to-consumer business, which we grew to 20 million paid subscribers at quarter end on the strength of our global brands and fan-favorite content, including the Summer Olympic Games and Shark Week. Additionally, we delivered double-digit growth in both advertising and distribution revenues, as we doubled next generation revenues year over year. This strong performance once again drove very healthy cash flows during the quarter, further strengthening our balance sheet and financial profile. We are very excited about our pending merger with WarnerMedia and the opportunity to bring these two companies together, combining iconic and globally cherished franchises and brands, and positioning us to more efficiently drive global scale across the combined portfolio."

Third-Quarter 2021 Financial Highlights
•Total revenues of $3,150 million increased 23%, as reported and ex-FX(1), compared to the prior year quarter.
–U.S. advertising revenues increased 5% and distribution revenues increased 21%; and
–International advertising revenues increased 28%, or 26% ex-FX, and distribution revenues increased 7%, or 6% ex-FX.
•Net income available to Discovery, Inc. was $156 million and diluted earnings per share was $0.24.
•Total Adjusted OIBDA(2) was $726 million.
•Cash provided by operating activities was $811 million and free cash flow(3) was $705 million.

	Three Months Ended September 30,				Nine Months Ended September 30,
Dollars in millions, except per share amounts	2021	2020	% Change	Ex-FX(1)	2021	2020	% Change	Ex-FX(1)
Total revenue	$3,150	$2,561	23%	23%	$9,004	$7,785	16%	14%
Net income available to Discovery, Inc.	$156	$300	(48)%		$968	$948	2%
U.S. Networks Adjusted OIBDA	963	951	1%		2,836	3,029	(6)%
International Networks Adjusted OIBDA	(79)	127	NM	NM	287	527	(46)%	(43)%
Total Adjusted OIBDA(4)	$726	$954	(24)%	(24)%	$2,680	$3,194	(16)%	(16)%
Diluted earnings per share	$0.24	$0.44	(45)%		$1.46	$1.40	4%
Cash provided by operating activities	$811	$860	(6)%		$1,914	$2,186	(12)%
Free cash flow	$705	$787	(10)%		$1,641	$1,896	(13)%
NM: Not Meaningful

Operational Highlights
•Ended Q3 with 20 million DTC Subscribers(5), an increase of 3 million subscribers since the end of Q2.
•Generated $425 million of Next Generation Revenues, growth of approximately 100% versus the prior year quarter.(5)
•Recently launched discovery+ in Canada and the Philippines; the app is also now available on Cox Contour TV and Contour Stream Player.
•Finalized multi-year U.S. distribution agreements with DirecTV and Verizon.
•Successfully broadcast the Tokyo 2020 Summer Olympic Games, which reached over 372 million people in Europe across TV and digital platforms, and delivered 1.3 billion minutes of Olympics content on our streaming services.

Segment Results
U.S. Networks

	Three Months Ended September 30,			Nine Months Ended September 30,
Dollars in millions	2021	2020	% Change	2021	2020	% Change
Advertising	$991	$941	5%	$3,090	$2,964	4%
Distribution	841	696	21%	2,465	2,143	15%
Other	26	22	18%	82	64	28%
Total revenues	$1,858	$1,659	12%	$5,637	$5,171	9%
Costs of revenues, excluding depreciation & amortization	459	445	3%	1,339	1,334	—%
Selling, general & administrative(6)	436	263	66%	1,462	808	81%
Adjusted OIBDA	$963	$951	1%	$2,836	$3,029	(6)%

Third-Quarter 2021
•Total U.S. Networks revenues increased 12% to $1,858 million compared to the prior year quarter.
–Advertising revenue increased 5% primarily due to higher pricing, the continued monetization of content offerings on our next generation platforms, and higher inventory, partially offset by lower overall ratings and secular declines in the pay-TV ecosystem.
–Distribution revenue increased 21% primarily driven by discovery+ and increases in contractual affiliate rates, partially offset by a decline in linear subscribers.
–Subscribers to our fully distributed linear networks at September 30, 2021 were 3% lower than at September 30, 2020. Total subscribers to our linear networks were 8% lower, or 4% lower excluding the impact from the sale of our Great American Country linear network.

•Total operating expenses increased 26% to $895 million compared to the prior year quarter.
–Costs of revenues increased 3% primarily due to third-party app store fees and our growing content investment in discovery+.
–SG&A expenses increased 66% primarily due to higher marketing-related expenses to support discovery+.

•Adjusted OIBDA increased 1% to $963 million compared to the prior year quarter.

International Networks

	Three Months Ended September 30,				Nine Months Ended September 30,
Dollars in millions	2021	2020	% Change	Ex-FX	2021	2020	% Change	Ex-FX
Advertising	$467	$365	28%	26%	$1,420	$1,017	40%	32%
Distribution	538	503	7%	6%	1,592	1,504	6%	4%
Other	290	34	NM	NM	363	87	NM	NM
Total revenues	$1,295	$902	44%	43%	$3,375	$2,608	29%	25%
Costs of revenues, excluding depreciation & amortization	1,072	554	94%	92%	2,218	1,389	60%	52%
Selling, general & administrative(6)	302	221	37%	32%	870	692	26%	19%
Adjusted OIBDA	$(79)	$127	NM	NM	$287	$527	(46)%	(43)%
NM: Not Meaningful

Third-Quarter 2021
•Total International Networks revenues increased 44% to $1,295 million, or 43% ex-FX, compared to the prior year quarter.
–Advertising revenue increased 28%, or 26% ex-FX, primarily driven by improved overall performance in all regions as advertising markets continued to recover from the impact of COVID-19, as well as benefiting from the broadcast of the Summer Olympics throughout Europe.

–Distribution revenue increased 7%, or 6% ex-FX, primarily due to higher Next Generation Revenues driven by discovery+ subscriber growth, partially offset by lower contractual affiliate rates in some European markets.
–Other revenues increased to $290 million, driven by sublicensing of Olympics sports rights to broadcast networks throughout Europe.

•Total operating expenses increased 77% to $1,374 million, or 75% ex-FX, compared to the prior year quarter.
–Costs of revenues increased 94%, or 92% ex-FX, primarily due to costs related to the Olympics, and to a lesser extent European sporting events and leagues returning to a more normalized schedule, as well as higher content investment to support discovery+.
–SG&A increased 37%, or 32% ex-FX, primarily due to higher marketing-related expenses to support discovery+ and the Olympics, and to a lesser extent, personnel costs to support discovery+.

•Adjusted OIBDA of $(79) million decreased $206 million compared to the prior year quarter, or decreased $205 million ex-FX.

Free Cash Flow
Third quarter 2021 cash provided by operating activities decreased to $811 million from $860 million in the prior year quarter. Free cash flow decreased to $705 million from $787 million, primarily attributable to higher content spend for our direct-to-consumer platforms and the Olympics, partially offset by improvements in working capital.

Other
Interest Rate Derivative Contracts
In anticipation of the proposed transaction with WarnerMedia, the Company executed various interest rate derivative contracts with a total notional value of $15 billion during the third quarter. The objective of these contracts is to partially mitigate interest rate risk associated with the expected issuance of future debt to finance the cash portion of the proposed WarnerMedia transaction. The contracts did not receive hedging designation for accounting purposes. As such, changes in the fair value of the derivative contracts are recognized in "Other income (expense), net" in the consolidated statements of operations, which could create volatility in “Net income” in the coming quarters until the closing of the proposed transaction with WarnerMedia. The financial impact during the third quarter was $106 million.

2021 Outlook(7)
Discovery may provide forward-looking commentary in connection with this earnings announcement on its quarterly earnings conference call. Details on how to access the audio webcast are included below.

Earnings Conference Call Information
Discovery will host a conference call today, November 3, 2021 at 8:00 a.m. ET, to discuss its third quarter 2021 results. To listen to the audio webcast of the earnings call, please visit the Investor Relations section of the Corporate website at https://corporate.discovery.com/.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied due to risks and uncertainties associated with its business, which include the risk factors disclosed in its 2020 Annual Report on Form 10-K filed with the SEC on February 22, 2021 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, expected to be filed on or before November 9, 2021.

Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, statements regarding investing in the Company's programming, strategic growth initiatives, changes in the pay-TV ecosystem, the timing and effects of its pending transaction with AT&T Inc. and WarnerMedia and related transactions, and the impact of COVID-19. Actual results may differ materially from the results predicted due to risks and uncertainties, including the Company’s ability to complete, integrate, maintain and obtain the anticipated benefits and synergies from its proposed transaction to combine the Company's business with AT&T's WarnerMedia. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures
In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA and free cash flow. These non-GAAP measures should be considered in addition to, but not as a substitute for, operating income, net income, earnings per diluted share and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules for reconciliations to the most comparable GAAP measures.

About Discovery
Discovery, Inc. (Nasdaq: DISCA, DISCB, DISCK) is a global leader in real life entertainment, serving a passionate audience of superfans around the world with content that inspires, informs and entertains. Discovery delivers over 8,000 hours of original programming each year and has category leadership across deeply loved content genres around the world. Available in over 220 countries and territories and nearly 50 languages, Discovery is a platform innovator, reaching viewers on all screens, including TV Everywhere products such as the GO portfolio of apps; direct-to-consumer streaming services such as discovery+, Food Network Kitchen and MotorTrend OnDemand; digital-first and social content from Group Nine Media; a landmark natural history and factual content partnership with the BBC; and a strategic alliance with PGA TOUR to create the international home of golf. Discovery’s portfolio of premium brands includes Discovery Channel, HGTV, Food Network, TLC, Investigation Discovery, Travel Channel, MotorTrend, Animal Planet, Science Channel, and the multi-platform JV with Chip and Joanna Gaines, Magnolia Network, as well as OWN: Oprah Winfrey Network in the U.S., Discovery Kids in Latin America, and Eurosport, the leading provider of locally relevant, premium sports and Home of the Olympic Games across Europe. For more information, please visit corporate.discovery.com and follow @DiscoveryIncTV across social platforms.

Contacts

Media	Investor Relations
Nathaniel Brown (212) 548-5959	Andrew Slabin (212) 548-5544
nathaniel_brown@discovery.com	andrew_slabin@discovery.com

Peter Lee (212) 548-5907
peter_lee@discovery.com

DISCOVERY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Advertising	$1,458	$1,306	$4,510	$3,981
Distribution	1,379	1,199	4,057	3,647
Other	313	56	437	157
Total revenues	3,150	2,561	9,004	7,785
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	1,529	1,003	3,553	2,731
Selling, general and administrative	944	633	2,947	1,913
Depreciation and amortization	341	341	1,043	1,001
Impairment of goodwill and other intangible assets	—	—	—	38
Restructuring and other charges	7	53	29	75
Gain on disposition	—	—	(72)	—
Total costs and expenses	2,821	2,030	7,500	5,758
Operating income	329	531	1,504	2,027
Interest expense, net	(159)	(161)	(479)	(485)
Loss on extinguishment of debt	(6)	(5)	(10)	(76)
Loss from equity investees, net	(9)	(18)	(20)	(62)
Other income (expense), net	78	(28)	255	(92)
Income before income taxes	233	319	1,250	1,312
Income tax (expense) benefit	(36)	11	(144)	(275)
Net income	197	330	1,106	1,037
Net income attributable to noncontrolling interests	(32)	(29)	(116)	(82)
Net income attributable to redeemable noncontrolling interests	(9)	(1)	(22)	(7)
Net income available to Discovery, Inc.	$156	$300	$968	$948
Net income per share available to Discovery, Inc. Series A, B and C common stockholders:
Basic	$0.24	$0.44	$1.47	$1.40
Diluted	$0.24	$0.44	$1.46	$1.40
Weighted average shares outstanding:
Basic	506	505	503	510
Diluted	663	672	665	677

DISCOVERY, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions, except par value)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$3,116	$2,091
Receivables, net	2,462	2,537
Content rights and prepaid license fees, net	254	532
Prepaid expenses and other current assets	824	970
Total current assets	6,656	6,130
Noncurrent content rights, net	3,688	3,439
Property and equipment, net	1,310	1,206
Goodwill	12,957	13,070
Intangible assets, net	6,784	7,640
Other noncurrent assets	2,923	2,602
Total assets	$34,318	$34,087
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,361	$2,190
Deferred revenues	625	557
Current portion of debt	349	335
Total current liabilities	3,335	3,082
Noncurrent portion of debt	14,436	15,069
Deferred income taxes	1,248	1,534
Other noncurrent liabilities	1,901	2,019
Total liabilities	20,920	21,704
Commitments and contingencies
Redeemable noncontrolling interests	358	383
Equity:
Discovery, Inc. stockholders’ equity:
Series A-1 convertible preferred stock: $0.01 par value; 8 shares authorized, issued and outstanding	—	—
Series C-1 convertible preferred stock: $0.01 par value; 6 shares authorized; 4 and 5 shares issued and outstanding	—	—
Series A common stock: $0.01 par value; 1,700 shares authorized; 170 and 163 shares issued; and 169 and 162 shares outstanding	2	2
Series B convertible common stock: $0.01 par value; 100 shares authorized; 7 shares issued and outstanding	—	—
Series C common stock: $0.01 par value; 2,000 shares authorized; 559 and 547 shares issued; and 330 and 318 shares outstanding	5	5
Additional paid-in capital	11,043	10,809
Treasury stock, at cost: 230 shares	(8,244)	(8,244)
Retained earnings	9,522	8,543
Accumulated other comprehensive loss	(717)	(651)
Total Discovery, Inc. stockholders' equity	11,611	10,464
Noncontrolling interests	1,429	1,536
Total equity	13,040	12,000
Total liabilities and equity	$34,318	$34,087

DISCOVERY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Nine Months Ended September 30,
	2021	2020
Operating Activities
Net income	$1,106	$1,037
Adjustments to reconcile net income to cash provided by operating activities:
Content rights amortization and impairment	2,735	2,118
Depreciation and amortization	1,043	1,001
Deferred income taxes	(502)	(198)
Share-based compensation expense	134	62
Gain on disposition	(72)	—
Equity in losses of equity method investee companies, including cash distributions	57	96
Gain on sale of investments	(20)	—
Loss on extinguishment of debt	10	76
Impairment of goodwill and other intangible assets	—	38
Other, net	(147)	34
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Receivables, net	44	156
Content rights and payables, net	(2,578)	(2,100)
Accounts payable, accrued liabilities, deferred revenues and other noncurrent liabilities	124	(166)
Foreign currency, prepaid expenses and other assets, net	(20)	32
Cash provided by operating activities	1,914	2,186
Investing Activities
Purchases of property and equipment	(273)	(290)
Proceeds from sales and maturities of investments and dissolution of joint venture	498	67
Investments in and advances to equity investments	(137)	(141)
(Payments for) proceeds from derivative instruments, net	(102)	85
Purchases of investments	(103)	(250)
Business acquisitions, net of cash acquired	—	(26)
Other investing activities, net	87	5
Cash used in investing activities	(30)	(550)
Financing Activities
Principal repayments of debt, including premiums to par value and discount payment	(574)	(2,193)
Borrowings from debt, net of discount and issuance costs	—	1,979
Distributions to noncontrolling interests and redeemable noncontrolling interests	(231)	(216)
Purchase of redeemable noncontrolling interests	(31)	—
Repurchases of stock	—	(741)
Principal repayments of revolving credit facility	—	(500)
Borrowings under revolving credit facility	—	500
Other financing activities, net	25	(101)
Cash used in financing activities	(811)	(1,272)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(69)	40
Net change in cash, cash equivalents, and restricted cash	1,004	404
Cash, cash equivalents, and restricted cash, beginning of period	2,122	1,552
Cash, cash equivalents, and restricted cash, end of period	$3,126	$1,956

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NET INCOME TO
ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Three Months Ended September 30, 2021
	U.S. Networks	International Networks	Corporate, Inter-segment Eliminations, and Other	Total
Net income available to Discovery, Inc.				$156
Net income attributable to redeemable noncontrolling interests				9
Net income attributable to noncontrolling interests				32
Income tax expense				36
Other income, net				(78)
Loss from equity investees, net				9
Loss on extinguishment of debt				6
Interest expense, net				159
Operating income (loss)	$738	$(174)	$(235)	$329
Depreciation and amortization	222	90	29	341
Employee share-based compensation	—	—	36	36
Restructuring and other charges	4	4	(1)	7
Transaction and integration costs	—	—	13	13
Inter-segment eliminations	(1)	1	—	—
Adjusted OIBDA	$963	$(79)	$(158)	$726

	Three Months Ended September 30, 2020
	U.S. Networks	International Networks	Corporate, Inter-segment Eliminations, and Other	Total
Net income available to Discovery, Inc.				$300
Net income attributable to redeemable noncontrolling interests				1
Net income attributable to noncontrolling interests				29
Income tax benefit				(11)
Other expense, net				28
Loss from equity investees, net				18
Loss on extinguishment of debt				5
Interest expense, net				161
Operating income (loss)	$696	$21	$(186)	$531
Depreciation and amortization	225	93	23	341
Employee share-based compensation	—	—	29	29
Restructuring and other charges	29	13	11	53
Inter-segment eliminations	1	—	(1)	—
Adjusted OIBDA	$951	$127	$(124)	$954

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NET INCOME TO
ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Nine Months Ended September 30, 2021
	U.S. Networks	International Networks	Corporate, Inter-segment Eliminations, and Other	Total
Net income available to Discovery, Inc.				$968
Net income attributable to redeemable noncontrolling interests				22
Net income attributable to noncontrolling interests				116
Income tax expense				144
Other income, net				(255)
Loss from equity investees, net				20
Loss on extinguishment of debt				10
Interest expense, net				479
Operating income (loss)	$2,241	$(30)	$(707)	$1,504
Depreciation and amortization	671	281	91	1,043
Employee share-based compensation	(1)	—	125	124
Restructuring and other charges	5	24	—	29
Transaction and integration costs	—	4	48	52
Inter-segment eliminations	(3)	3	—	—
(Gain) loss on disposition	(77)	5	—	(72)
Adjusted OIBDA	$2,836	$287	$(443)	$2,680

	Nine Months Ended September 30, 2020
	U.S. Networks	International Networks	Corporate, Inter-segment Eliminations, and Other	Total
Net income available to Discovery, Inc.				$948
Net income attributable to redeemable noncontrolling interests				7
Net income attributable to noncontrolling interests				82
Income tax expense				275
Other expense, net				92
Loss from equity investees, net				62
Loss on extinguishment of debt				76
Interest expense, net				485
Operating income (loss)	$2,309	$213	$(495)	$2,027
Depreciation and amortization	676	259	66	1,001
Impairment of goodwill and other intangible assets	—	38	—	38
Employee share-based compensation	—	—	53	53
Restructuring and other charges	41	17	17	75
Inter-segment eliminations	3	—	(3)	—
Adjusted OIBDA	$3,029	$527	$(362)	$3,194

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions)

CALCULATION OF FREE CASH FLOW

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change
Cash provided by operating activities	$811	$860	$(49)	(6)%	$1,914	$2,186	$(272)	(12)%
Purchases of property and equipment	(106)	(73)	(33)	(45)%	(273)	(290)	17	6%
Free cash flow	$705	$787	$(82)	(10)%	$1,641	$1,896	$(255)	(13)%

Definitions and Sources
(1) Methodology for Calculating Growth Rates Excluding the Impact of Currency Effects: The impact of exchange rates on our business is an important factor in understanding period-to-period comparisons of our results. For example, our international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S. dollar strengthens relative to other foreign currencies. We believe the presentation of results on a constant currency basis ("ex-FX"), in addition to results reported in accordance with GAAP, provides useful information about our operating performance because the presentation ex-FX excludes the effects of foreign currency volatility and highlights our core operating results. The presentation of results on a constant currency basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with GAAP.

The ex-FX change represents the percentage change on a period-over-period basis adjusted for foreign currency impacts. The ex-FX change is calculated as the difference between the current year amounts translated at a baseline rate, which is a spot rate for each of our currencies determined early in the fiscal year as part of our forecasting process (the “2021 Baseline Rate”), and the prior year amounts translated at the same 2021 Baseline Rate.

In addition, consistent with the assumption of a constant currency environment, our ex-FX results exclude the impact of our foreign currency hedging activities, as well as realized and unrealized foreign currency transaction gains and losses. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies.

(2) Adjusted OIBDA and Adjusted OIBDA Excluding the Impact of Currency Effects: The Company evaluates the operating performance of its segments based on financial measures such as revenues and Adjusted OIBDA. Adjusted OIBDA is defined as operating income excluding: (i) employee share-based compensation, (ii) depreciation and amortization, (iii) restructuring and other charges, (iv) certain impairment charges, (v) gains and losses on business and asset dispositions, (vi) certain inter-segment eliminations related to production studios, (vii) third-party transaction and integration costs, and (viii) other items impacting comparability.

The Company uses this measure to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance, and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses.

The Company excludes share-based compensation, restructuring and other charges, certain impairment charges, gains and losses on business and asset dispositions and acquisition and integration costs from the calculation of Adjusted OIBDA due to their impact on comparability between periods. The Company also excludes the depreciation of fixed assets and amortization of intangible assets, as these amounts do not represent cash payments in the current reporting period. Certain corporate expenses and inter-segment eliminations related to production studios are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives. Adjusted OIBDA should be considered in addition to, but not a substitute for, operating income, net income, and other measures of financial performance reported in accordance with U.S. GAAP. Refer to the comments in footnote 1 for the methodology used to calculate growth rates excluding foreign currency effects.

(3) Free Cash Flow: The Company defines free cash flow as cash flow from operations less acquisitions of property and equipment. The Company believes free cash flow is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments, and return capital to stockholders.

(4) Financial Highlights Table: This table presents a selection of the Company's financial results. Because the table as shown excludes the "Corporate, Inter-segment Eliminations, and Other" operating segment, the row "Total Adjusted OIBDA" will not foot as presented in the table.

(5) Direct-to-Consumer (DTC) Definitions:
Next Generation Revenues: Subscription and advertising revenues generated from the Company's DTC products, as well as revenues from TV Everywhere, our GO applications and other digital properties.

Direct-to-Consumer Subscriber: A subscription is 1) a subscription to a direct-to-consumer product for which we have recognized subscription revenue from a direct-to-consumer platform; 2) a subscription received through wholesale arrangements in which we receive a fee for the distribution of our direct-to-consumer platforms, as well as subscriptions provided directly or through third-party platforms; and 3) a subscription recognized by certain joint venture partners and affiliated parties. We may refer to the aggregate number of subscriptions across our direct-to-consumer services as subscribers. A subscriber is only counted if they are on a paying status and excludes users on free trials. At the end of each quarter, we include the actual number of users that rolled to pay up to seven days immediately following quarter end.

(6) SG&A Expenses: Selling, general and administrative expenses exclude employee share-based compensation and third-party transaction and integration costs.

(7) 2021 Outlook: Discovery does not expect to be able to provide a reconciliation of the non-GAAP forward-looking commentary to comparable GAAP measures as, at this time, the Company cannot determine the occurrence or impact of the adjustments, such as the effect of future changes in foreign currency exchange rates or future acquisitions or divestitures that would be excluded from such GAAP measures.

Source: Discovery, Inc.